UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2018

OncBioMune Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52218	20-2590810
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

11441 Industriplex Blvd, Suite 190. Baton Rouge, LA	70809
(Address of principal executive offices)	(Zip Code)

(225) 227-2384

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 29, 2018, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with three institutional investors for the sale of the Company’s convertible notes and warrants. Pursuant to the terms provided for in the Purchase Agreement, the Company issued for an aggregate subscription amount of $300,000: (i) 10% Original Issue Discount 5% Senior Secured Convertible Notes in the aggregate principal amount of $333,333.333 (the “Notes”) and (ii) warrants (the “Warrants”) to purchase an aggregate of 8,333,333 shares of the Company’s common stock at an exercise price of $0.04 per share. The Company expects the transactions contemplated by the Purchase Agreement to close on or about January 29, 2018.

The Notes. The aggregate principal amount of the Notes is $333,333.33 and the Company will receive $300,000 after giving effect to the original issue discount of $33,333.33. The Notes bear interest at a rate of 5% per year (which interest rate shall be increased to 18% per year upon the occurrence of an Event of Default (as defined in the Notes)), shall mature eight months from issuance and the principal and interest are convertible at any time at a conversion price equal to $0.03 per share (subject to adjustment as provided in the Notes); provided, however, that if an event of default has occurred, regardless of whether such Event of Default has been cured or remains ongoing, the Notes shall be convertible at 60% of the lowest closing price during the prior twenty trading days.

The Notes provide for amortization payments on each of the six-month anniversary of the issue date, seven-month anniversary of the issue date and on the maturity date with each amortization payment being one third of the total outstanding principal and all interest accrued as of the payment date. If the six-month amortization payment is made in cash then the Company shall pay the holder 110% of the applicable amortization payment and if the seven-month or the maturity date amortization payments are made in cash then the Company shall pay the holder 115% of the applicable amortization payment. The holder may elect at its option to receive the amortization payments in common stock subject to certain equity conditions.

The Notes may be prepaid at any time until the 180th day following the original issue date at an amount equal to (i) 115% of outstanding principal balance of the Note and accrued and unpaid interest through the five month anniversary of the issue date, and (ii) 120% of outstanding principal balance of the Notes and accrued and unpaid interest from the fifth month anniversary of the issue date through the six month anniversary of the issue date. In order to prepay the Notes, the Company shall provide 20 trading days prior written notice to the holders, during which time a holder may convert its Note in whole or in part at the conversion price.

The Notes contain certain adjustment provisions that apply in connection with any stock split, stock dividend, stock combination, recapitalization or similar transactions. The conversion price is also subject to adjustment if we issue or sell shares of our common stock for a consideration per share less than the conversion price then in effect. In addition, subject to limited exceptions, a holder will not have the right to convert any portion of its Note if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to its conversion. The holder may increase or decrease this ownership limitation to any percentage not exceeding 9.99% upon 61 days prior written notice to us.

The Warrants. The initial exercise price of the Warrants is $0.04 per share, subject to adjustment as described below, and the Warrants are exercisable for five years after the issuance date. The Warrants are exercisable for cash at any time and are exercisable on a cashless basis at any time there is no effective registration statement registering the shares of common stock underlying the Warrants. The exercise price of the Warrants is subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the common stock and also upon any distributions of assets, including cash, stock or other property to the Company’s stockholders. The exercise price of the Warrants is also subject to full ratchet price adjustment if the Company issues common stock at a price per share lower than the then-current exercise price of the Warrant.

Ancilliary Agreements. In connection with the Company’s obligations under the Notes, the Company and its subsidiary OncBioMune, Inc. (the “Subsidiary”) entered into a security agreement with Calvary Fund I LP, as agent (“Cavalry”), pursuant to which the Company and the Subsidiary granted a lien on all assets of the Company and the Subsidiary, for the benefit of the holders, to secure the Company’s obligations under the Notes. The Company also entered into a pledge agreement with Cavalry and the Subsidiary executed a subsidiary guaranty. Upon an Event of Default (as defined in the Notes), the holders may, among other things, collect or take possession of the Collateral, proceed with the foreclosure of the security interest in the Collateral or sell, lease or dispose of the Collateral.

Additional Purchaser Rights and Company Obligations

The Purchase Agreement also requires the Company to pay counsel for the holders $10,000, satisfy the current public information requirements under SEC Rule 144(c), refrain from issuing securities for a period of 30 days from closing and provides the holders with rights of participation in future financings for a period of 12 months from the closing.

The descriptions of the Purchase Agreement, Notes, Warrants, Security Agreement, Pledge Agreement and Subsidiary Guaranty contained in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to their complete texts, including exhibits and schedules, which the Company intends to file with the Securities and Exchange Commission as exhibits to its annual report on Form 10-K for the year ending December 31, 2017.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information concerning the Company’s issuance of the Notes and Warrants as set forth in Item 1.01 above is incorporated herein to this Item 2.03 by this reference.

Item 3.02 Unregistered Sales of Equity Securities.

Information concerning the Company’s issuance of the Notes and Warrants as set forth in Item 1.01 above is incorporated herein to this Item 3.02 by this reference.

The Notes, Warrants and shares of common stock underlying the Notes and Warrants are not registered under the Securities Act of the 1933, as amended (the “Securities Act”), or any state securities laws. The Company has relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. In connection with the holders’ execution of the Purchase Agreement, the holders represented to the Company that they are each an “accredited investor” as defined in Regulation D of the Securities Act and that the securities being purchased by them are being acquired solely for their own account and for investment purposes and not with a view to the future sale or distribution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCBIOMUNE PHARMACEUTICALS, INC.

Dated: January 30, 2018	By:	/s/ Jonathan F. Head
Jonathan F. Head,
Chief Executive Officer